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                                                                    Exhibit 10.9


                            INDEMNIFICATION AGREEMENT


              This INDEMNIFICATION AGREEMENT dated as of _______ ___, 1999, between I.D. SYSTEMS, INC., a Delaware corporation with its principal office located at 90 WILLIAM STREET, SUITE 402, NEW YORK, NEW YORK 10038 (the "CORPORATION"), and [ ], an [officer and/or director] of the Corporation residing at _________________________ (the "INDEMNITEE").

                              W I T N E S S E T H:

              WHEREAS, the Corporation seeks to attract and retain the most capable persons available to serve as its directors and officers; and

              WHEREAS, such persons require substantial protection against personal liability arising out of their faithful service to the Corporation; and

              WHEREAS, the Corporation and the Indemnitee believe it desirable to enter into agreements to reflect indemnification and advancement of expenses arrangements; and

              WHEREAS, in recognition of the Corporation's desire to retain the services of the Indemnitee and in furtherance of the Corporation's policy and in accordance with Article Tenth of the Corporation's By-laws, the Corporation desires to provide the Indemnitee with the right to indemnification and advancement of expenses and the Indemnitee desires to receive such right, all upon the terms and subject to the conditions contained herein.

              NOW, THEREFORE, in consideration of the foregoing premises, the Indemnitee's continued service to the Corporation and the mutual covenants contained herein, the parties hereby agree as follows:

              1. CERTAIN TERMS DEFINED. As used in this Agreement, the following terms shall have the following meanings:

              (a) The term "ACTION" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and including one by or in the right of the Corporation or by or in the right of any other Entity which the Indemnitee served in any capacity at the request of the Corporation.

              (b) The term "AGREEMENT" shall mean this Indemnification Agreement, as the same may be amended from time to time.


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              (c)   The term "BOARD" shall mean the Board of Directors of the
Corporation.

              (d) The term "ENTITY" shall mean any corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise.

              2. RIGHT TO INDEMNIFICATION; LIMITATIONS. (a) Subject to the terms set forth in this Agreement, the Corporation shall indemnify the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any Action by reason of the fact that the Indemnitee (or the Indemnitee's testator or intestate) is or was a director or officer of the Corporation, or served another Entity in any capacity, against all expenses and liabilities (including attorney's fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with such Action.

              (b) The Indemnitee shall be entitled to indemnification under this Section 2 only to the extent that (i) with respect to any and all Actions, the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Corporation, (ii) to the extent that such Action relates to service with respect to an employee benefit plan, the Indemnitee acted in the best interests of the participants or beneficiaries of such employee benefit plan, and (iii) as to any matter disposed of by a compromise payment by the Indemnitee, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the Corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction.

              (c) Notwithstanding Sections 2(a) and (b), above, to the extent required by law, no indemnification shall be made in respect of any Action as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the Action, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

              3. ADVANCES OF EXPENSES. (a) At the written request of the Indemnitee, the Corporation will advance to the Indemnitee the expenses (including attorneys' fees) incurred by the Indemnitee in defending any Action in advance of the final disposition of such Action.

              (b) The Indemnitee hereby agrees and undertakes to repay such advanced amounts (or appropriate portions thereof) as to which it ultimately is determined that the Indemnitee was not entitled, which undertaking may be accepted without regard to the financial ability of such person to make repayment; PROVIDED THAT this undertaking shall be effective only if and to the extent that, by law, it must be enforced as a condition to the receipt by the Indemnitee of advanced expenses under this Section.


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              4.    PAYMENT BY CORPORATION. The Corporation shall pay the
indemnification requested under Section 2 and advance the expenses requested under Section 3 promptly following receipt by the Corporation of the Indemnitee's written request therefor and, in any event, no later than thirty
(30) days after such receipt (in the case of requested indemnification) or fifteen (15) days after such receipt (in the case of requested advanced expenses).

              5. ENFORCEMENT. (a) The right of the Indemnitee to indemnification and advancement of expenses provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. In such an enforcement action, the burden shall be on the Corporation to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of the Corporation to determine whether indemnification or the advancement of expenses is proper in the circumstances nor an actual determination by the Corporation thereon adverse to the Indemnitee shall constitute a defense to the action or create a presumption that the Indemnitee is not so entitled.

              (b) Without limiting the scope of indemnification to which the Indemnitee is entitled under this Agreement, (i) if the Indemnitee has been successful on the merits or otherwise in the defense of an Action, the Indemnitee shall be entitled to indemnification as authorized in Section 2, and
(ii) the termination of any Action by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee has not met the standard of conduct required for indemnification under this Agreement.

              (c) The Indemnitee's reasonable expenses incurred in connection with successfully establishing the Indemnitee's right to indemnification or advancement or expenses, in whole or in part, in any such proceeding under this section also shall be indemnified by the Corporation.

              6. NON-EXCLUSIVITY. Nothing contained in this Agreement shall limit the right to indemnification and advancement of expenses to which the Indemnitee would be entitled by law in the absence of this Agreement, or shall be deemed exclusive of any other rights to which the Indemnitee in seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Certificate of Incorporation, By-law, agreement approved by or resolution of disinterested members of the Board, resolution of Shareholders of the Corporation or otherwise.

              7. SUBROGATION. (a) The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise subject to indemnification or expense advance under this Agreement.

              (b) In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee other than from the Corporation, and the Indemnitee shall execute all papers required and shall do everything that


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may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

              8. NOTICE OF CLAIM. As a condition precedent to the right to be indemnified under this Agreement, the Indemnitee shall give the Corporation written notice as soon as practicable of any claim made against the Indemnitee for which indemnification or expense advances will or could be sought under this Agreement. In addition, the Indemnitee shall give the Corporation such information and cooperation as the Corporation reasonably may require.

              9. SEVERABILITY. If this Agreement or any portion hereof shall be invalidated or held unenforceable on any ground by any court of competent jurisdiction, the Corporation nevertheless shall indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been so invalidated or held unenforceable.

              10. CONTINUITY OF RIGHTS. The right of the Indemnitee to indemnification and advancement of expenses under this Agreement shall (a) continue after the Indemnitee has ceased to serve in a capacity which would entitle the Indemnitee to indemnification or advancement of expenses pursuant to this Agreement with respect to acts or omissions occurring prior to such cessation, (b) inure to the benefit of the heirs, executors and administrators of the Indemnitee, (c) apply with respect to acts or omissions occurring prior to the execution and delivery of this Agreement to the fullest extent permitted by law, and (d) survive any restrictive amendment or termination of this Agreement with respect to events occurring prior thereto.

              11. PROCEEDINGS INITIATED BY INDEMNITEE. Other than to the extent provided in Section 5(c), above, the Indemnitee shall not be entitled to indemnification or advancement of expenses under this Agreement with respect to any Action initiated by the Indemnitee, but shall be entitled to indemnification and advancement of expenses with respect to any counterclaim or third-party claim in any such Action.

              12. BINDING EFFECT. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives, successors, representatives and estate of the Indemnitee.

              13. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, without giving effect to the principles of conflicts of laws.

              14. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.


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              15.   NOTICES. (a) Any notice, request or other communication
hereunder to or on behalf of the Corporation or the Indemnitee shall be in writing and shall be delivered to the other party hereto at the address shown on the first page hereof (in the case of the Corporation, addressed to the attention of the Board, with a copy delivered to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, addressed to Henry
I. Rothman, Esq.). Any such notice, request or other communication shall be deemed delivered one business day after sent by Federal Express, Express Mail or similar overnight delivery service or, if sent otherwise, then upon the receipt thereof at that address.

              (b) Either address referred to in the preceding subsection may be changed from time to time in the manner specified in the preceding subsection, and thereafter notices, requests and other communications shall be delivered to the most recent address so furnished.

              16. COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        I. D. SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:




                                        ----------------------------------------
                                                 [NAME OF INDIVIDUAL]


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